UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2008

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SouthPark Way, B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 21, 2008, we entered into an agreement to acquire the assets of an activated carbon (AC) processing facility. The purchased assets include 500,000 pounds of AC inventory, process equipment for chemical treatment, milling and storage of AC, and six pneumatic discharge trailers for transporting AC to utility customers. In addition to the purchase of assets, we agreed to sign a three-year facility lease to rent the facility currently being used by the owner of the assets. We also entered into a nonbinding letter of intent to negotiate a supply agreement under which we would purchase AC through the owner of the assets beginning in 2008, on a “take or pay” basis, for the mercury control market. We issued a press release on March 24, 2008, in which we announced the acquisition and related matters, as copy of which is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated March 24, 2008, “ADA-ES Purchases Activated Carbon Processing, Storage, and Transportation Equipment.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADA-ES, Inc. Registrant

Date: March 24, 2008	/s/ Michael D. Durham
Michael D. Durham President (Chief Executive Officer)